UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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INTERSIL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 6, 2009, Intersil Corporation (“Intersil” or the “Company”) filed a Preliminary Proxy Statement for a Special Meeting of Shareholders scheduled to be held on October 6, 2009, which contains a proposal to the Company’s shareholders to approve an employee stock option exchange program for employees other than the Company’s executive officers and directors (the “Option Exchange Program”). In connection with the proposed Option Exchange Program, the Company is providing the following documents:

A) a communication from David Bell, the Chief Executive Officer, President and Director of Intersil, to eligible employees dated August 10, 2009, regarding the proposed Option Exchange Program (the “Employee Communication”);

B) a Q&A for employees regarding the proposed Option Exchange Program, initially distributed August 10, 2009 (the “Employee Q&A”); and

C) a communication from Helene Sanford, Director of Compensation, to Intersil Human Resources and Legal Departments, Executive Officers and Option Exchange Team regarding the proposed Option Exchange Program, dated August 10, 2009 (the “Management Communication”).

The Option Exchange Program described in the Employee Communication, Employee Q&A and Management Communication has not yet commenced. The Company will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”) upon the commencement of the Option Exchange Program. Persons who are eligible to participate in the Option Exchange Program should read the Tender Offer Statement on Schedule TO and other related materials when those materials become available, because they will contain important information about the proposed Option Exchange Program.

In connection with the proposal to be voted on by the Company’s shareholders to approve the Option Exchange Program, the Company has filed a preliminary proxy statement with the SEC and intends to file other relevant materials with the SEC, including a definitive proxy statement. The Company’s shareholders are urged to read such materials as and when they become available and before making any voting decision regarding the Option Exchange Program, because they will contain important information about the proposal to be voted on by shareholders with respect to the Option Exchange Program.

Intersil shareholders and option holders will be able to obtain the written materials described above and other documents filed by Intersil with the SEC free of charge from the SEC’s website at www.sec.gov and from Intersil’s website at www.intersil.com.

Exhibit A	Communication from David Bell, the Chief Executive Officer, President and Director of Intersil, to eligible employees dated August 10, 2009, regarding the proposed Option Exchange Program (incorporated by reference from Exhibit 99.1 to the Tender Offer Statement filed by the Company on August 10, 2009).

Exhibit B	Q&A for employees regarding the proposed Option Exchange Program, initially distributed August 10, 2009 (incorporated by reference from Exhibit 99.2 to the Tender Offer Statement filed by the Company on August 10, 2009).

Exhibit C	Communication from Helene Sanford, Director of Compensation, to Intersil Human Resources and Legal Departments, Executive Officers and Option Exchange Team regarding the proposed Option Exchange Program, dated August 10, 2009 (incorporated by reference from Exhibit 99.3 to the Tender Offer Statement filed by the Company on August 10, 2009).